UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2015

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

WEST 80 CENTURY ROAD

PARAMUS, NEW JERSEY 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Hudson City Bancorp, Inc. (“Hudson City”) and M&T Bank Corporation (“M&T”) are currently planning for the possible closing on November 1, 2015 of the merger (the “Merger”) of Hudson City with and into Wilmington Trust Corporation (“WTC”), a wholly owned subsidiary of M&T, contemplated by the merger agreement, dated August 27, 2012 (as amended, the “Merger Agreement”), among Hudson City, M&T and WTC. The Merger has been approved by the shareholders of both Hudson City and M&T, and regulatory approval of the Merger was received from the Federal Reserve on September 30, 2015. However, the Merger continues to be subject to the satisfaction of all closing conditions set forth in the Merger Agreement. Consequently, the closing of the Merger may ultimately occur on a different date, or not at all. In preparation for a possible closing of the Merger on November 1, 2015, the parties commenced the mailing of forms to Hudson City stockholders for the election of their Merger consideration on September 30, 2015. Any such elections are subject to the terms and conditions of the Merger Agreement, including the proration and adjustment provisions set forth therein. The currently expected deadline for Hudson City stockholders to submit Merger consideration election forms is 5:00 p.m. on October 30, 2015.

In preparation for a possible closing of the Merger on November 1, 2015, on September 30, 2015, Hudson City sent a notice to participants in the Hudson City Savings Bank Profit Incentive Bonus Plan (the “PIB Plan”) and participants in the Employee Stock Ownership Plan of Hudson City Savings Bank (the “ESOP” and together with the PIB Plan, the “Plans”) informing them of a “blackout period” under the Plans (the “Blackout Period”). The Plans hold shares of Hudson City common stock that will be converted into the right to receive shares of M&T common stock and/or cash in connection with the Merger. The Blackout Period is necessary to enable the trustee of the PIB Plan and the record keeper of the ESOP to process participants’ elections with respect to shares of common stock of Hudson City attributable or allocated to their respective individual accounts under the Plans in connection with the closing of the Merger (the “Exchange”). During the Blackout Period, participants in the PIB Plan will be temporarily unable to transfer any funds under their PIB Plan accounts invested in Hudson City common stock to any other fund or out of the PIB Plan, and will be unable to obtain loans from or distributions of such funds, and participants in the ESOP will be unable to obtain distributions from their ESOP accounts.

The Blackout Period is currently expected to begin on Tuesday, October 27, 2015 at 4:00 p.m. Eastern Time and is expected to end during the week of November 15, 2015. The Blackout Period may be extended if additional time is needed to complete the Exchange and may end earlier if the Merger is not ultimately consummated or if the Exchange is completed more quickly than currently anticipated.

On September 30, 2015, Hudson City also provided written notice to its executive officers and directors who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Section 16 officers and directors”), pursuant to Section 306(a)(6) of the Sarbanes-Oxley Act of 2002 and Rule 104 of SEC Regulation BTR. This notice stated that during the Blackout Period the Section 16 officers and directors will be subject to trading restrictions relating to any equity securities (including derivative securities) of Hudson City acquired in connection with their employment or service as a Section 16 officer or director.

During the Blackout Period and for a period of two years after the ending date of the Blackout Period, a stockholder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual beginning and ending dates of the Blackout Period, by contacting Susan K. Munhall, in the Investors Relations Office at Hudson City Savings Bank, 80 West Century Road, Paramus, New Jersey 07652, Telephone: (201) 967-8290 (prior to the closing of the Merger) or Jessica Theal at M&T Bank Corporation at (716) 842-5986 (after the closing of the Merger).

The Merger is still subject to the satisfaction of the closing conditions set forth in the Merger Agreement. Neither this report nor the notices regarding the Blackout Period provided to the PIB Plan participants, ESOP participants and Hudson City’s Section 16 officers and directors is intended to indicate whether and/or when such closing conditions may be satisfied or to confirm whether and/or when the Merger will be completed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ Anthony J. Fabiano

Anthony J. Fabiano
President and Chief Operating Officer

Dated: September 30, 2015